Exhibit 21.1

LIST OF SUBSIDIARIES

Name	Place of Incorporation	Ownership interest attributable to the Company
WindStream Energy Technologies pvt ltd.	Hyderabad, India	100%

WindStream Technologies Latin America Inc.	Lima, Peru	100	%*